UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023 (December 19, 2023)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 19, 2023, Joshua L. Selip notified the Board of Directors (the “Board”) of DoubleVerify Holdings, Inc. (the “Company”) that he intends to resign as a member of the Board, effective as of February 20, 2024. Mr. Selip’s resignation is related to other responsibilities and opportunities at Providence Equity Partners and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Selip has been a member of the Board since 2017 and is a Class I director of the Company.

The Company and the Board would like to thank Mr. Selip for his many important contributions as a member of the Board and commitment to the Company.

(d)

On December 19, 2023, the Board appointed Gary Swidler to the Board, effective February 20, 2024, in accordance with the Company’s second amended and restated certificate of incorporation and amended and restated bylaws.

Mr. Swidler will fill an existing vacancy on the Board and will serve as a Class II director with a term expiring at the Company’s Annual Meeting of Stockholders in 2026. In connection with Mr. Swidler’s appointment to the Board, the Board has also appointed Mr. Swidler to the Audit Committee of the Board, effective February 20, 2024. Mr. Swidler currently serves as President and Chief Financial Officer of Match Group, Inc.

The Board has determined that Mr. Swidler is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of the Securities Exchange Act of 1934, as amended.

Mr. Swidler will participate in the Company’s standard compensation program for non-employee directors, including, for his first year on the Board, prorated annual compensation. The compensation program was previously disclosed on the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

There is no arrangement or understanding pursuant to which Mr. Swidler was elected as a director, and there are no related party transactions between the Company and Mr. Swidler that would require disclosure under Item 404(a) of Regulation S-K.

The Company announced the appointment of Mr. Swidler in its December 21, 2023 press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated December 21, 2023.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andrew E. Grimmig
		Name:	Andrew E. Grimmig
		Title:	Chief Legal Officer and Secretary
Date: December 21, 2023